UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2011

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut	19103 06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Appointment of Directors

Roger L. Headrick retired from the Board of Directors (the “Board”) of Chemtura Corporation (“Chemtura”) and the committees of the Board on which he served on March 4, 2011. Mr. Headrick’s retirement was not the result of any disagreement with Chemtura on any matter relating to Chemtura’s operations, policies or practices.

The Board appointed Anna C. Catalano as a member of the Board on March 4, 2011, to fill the vacancy resulting from the retirement of Mr. Headrick from the Board. Ms. Catalano was also appointed to each of the Compensation Committee and the Environmental, Health & Safety Committee.

There are no arrangements or understandings between Ms. Catalano and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Catalano and Chemtura that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Catalano is entitled to Chemtura’s standard non-employee director cash and equity compensation arrangements. For additional information about the non-employee director compensation program, see the Annual Report on Form 10-K/A filed by Chemtura with the Securities and Exchange Commission on April 29, 2010, and the Current Report on Form 8-K filed by Chemtura with the Securities and Exchange Commission on February 28, 2011. Ms. Catalano will receive the same one-time grant of 12,639 restricted stock units that were granted to each of Chemtura’s other non-employee directors on February 25, 2011. 50% of the restricted stock units will vest on the first anniversary of the grant and 50% on the second anniversary of the grant.

Compensation of Named Executive Officers

On March 3, 2011, the Compensation Committee made the following compensation determinations with respect to Chemtura’s named executive officers:

2010 Management Incentive Plan

The previously-approved 2010 Management Incentive Plan (“2010 MIP”) provides certain senior executives and other employees, including our named executive officers, with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established financial performance goals. For fiscal 2010, the performance measures used to determine the 2010 MIP payouts included (1) consolidated earnings before interest, taxes, depreciation expense and amortization expense, and adjusted for certain special items as described in the 2010 MIP, (2) consolidated days sales outstanding, (3) consolidated days cost in inventory, (4) achievement of specific safety results, and (5) an assessment of individual performance. Based on performance during fiscal 2010 with respect to each of these measures, the Compensation Committee approved the following payouts on March 3, 2011: Craig A. Rogerson -$1,454,625; Stephen C. Forsyth -$483,663; Billie S. Flaherty -$254,559; and Kevin V. Mahoney-$160,614.

2010 Emergence Incentive Plan

The purpose of the previously-approved 2010 Emergence Incentive Plan (“2010 EIP”) is to motivate and incentivize key executives and certain other employees, aligning their interests with those of Chemtura’s stakeholders, maximize the value of Chemtura’s Chapter 11 estate and reward exceptional performance through and beyond Chemtura’s emergence from Chapter 11. The 2010 EIP was funded based upon the achievement of specific consolidated EBITDA levels as of December 31, 2010. On or about March 10, 2011, stock options and restricted stock units will be granted to our named executive officers based upon the previously-approved and disclosed values: Mr. Rogerson-$2,500,000; Mr. Forsyth-$625,000; Ms. Flaherty-$350,000; and Mr. Mahoney-$225,000. The grants will be made in 50% options and 50% restricted stock units, with one third vested on the date of grant and the remainder vesting ratably over two years from the date of grant.

Salary Increases

On March 3, 2011, the Compensation Committee increased the annual base salary for Mr. Forsyth ($490,000 from $475,000) and Ms. Flaherty ($378,000 from $350,000). The new salaries take effect on April 1, 2011. There are no changes in the annual base salary for Messrs. Rogerson and Mahoney.

Emergence Award Plan

In connection with emerging from Chapter 11, Chemtura implemented the Emergence Award Plan (the “EAP”). The previously-approved EAP provides designated participants, including our named executive officers, with the opportunity to receive fully-vested shares of common stock based upon Chemtura’s achievement of specified EBITDA goals during fiscal 2011, subject to a participant’s continued employment with Chemtura on the date that the level of Chemtura’s achievement of EBITDA is determined (the “Determination Date”). In the event of a participant’s death or disability prior to the Determination Date, a participant will retain a pro-rata number of units based upon the number of full or partial months he or she was employed by Chemtura during 2011. The size of the pool from which shares are to be issued is based upon the achievement of such goals. If target performance is achieved, the pool will be 1 million shares, and the number of shares deliverable to each participant will be determined according to a participant’s allocable percentage of the pool, calculated by dividing (x) the number of units held by a participant by (y) the aggregate number of units held by all participants on the Determination Date. On March 3, 2011, the Compensation Committee approved the following target award opportunities for our named executive officers if the specified EBITDA goals are met as of December 31, 2011 (expressed as units with each unit representing a potential share of common stock if target performance is achieved and the number of participants in the EAP remains constant): Mr. Rogerson-207,814 units; Mr. Forsyth-51,953 units; Ms. Flaherty-29,094 units; and Mr. Mahoney-18,703 units.

2011 Management Incentive Plan

On March 3, 2010, the Compensation Committee approved the 2011 Management Incentive Plan (the “2011 MIP”) under which certain senior executives and other employees, including our named executive officers, are provided with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established financial performance goals. For 2011, the performance measures to be used to determine any payouts are (1) consolidated earnings before interest, taxes, depreciation expense and amortization expense, and adjusted for certain special items as described in the 2011 MIP, (2) consolidated days sales outstanding, (3) consolidated days cost in inventory, (4) achievement of specific safety results, and (5) an assessment of individual performance. The 2011 MIP is similar in design to the Management Incentive Plans from 2009 and 2010. The 2011 MIP target opportunities established for our named executive officers (expressed as a percentage of annual base salary) are: Mr. Rogerson-100%; Mr. Forsyth-70%; Ms. Flaherty-50%; and Mr. Mahoney-40%.

A copy of the 2011 MIP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Employment Agreement Amendments

In connection with emerging from Chapter 11 in November 2010, Chemtura entered into new employment agreements with each of Messrs. Rogerson and Forsyth and Ms. Flaherty. The employment agreements provide for the continued retention of these key executive officers beyond Chemtura’s emergence from Chapter 11. Although these employment agreements were approved by the bankruptcy court in 2010, in keeping with current best practices, our named executive officers agreed with Chemtura to amend these agreements on March 9, 2011 to (1) eliminate excise tax gross-up provisions and (2) remove the perquisite allowance from the calculation of the amount of severance an executive may be entitled to under the agreement. The amendments are effective immediately. A copy of the amendments are attached as Exhibits 10.2, 10.3 and 10.4 and are incorporated in their entirety into this Item.

Long-Term Incentive Plan

On March 3, 2011, pursuant to Chemtura’s previously-approved 2010 Long-Term Incentive Plan, the Compensation Committee approved the value of stock option and restricted stock unit grants to be made to our named executive officers on or about March 10, 2011: Mr. Rogerson-$3,500,000; Mr. Forsyth-$750,000; Ms.

Flaherty-$500,000; and Mr. Mahoney-$225,000. The grants will be made in 60% options and 40% restricted stock units, and will vest ratably over three years from the date of grant. Additional grants will be made to Messrs. Rogerson and Forsyth and Ms. Flaherty ($800,000, $350,000 and $130,000, respectively) in consideration for the officers agreeing to relinquish significant benefits pursuant to the amendments to their employment agreements described above. The additional grants will also be made in 60% options and 40% restricted stock units, will vest ratably over three years from the date of grant and will be governed in accordance with the terms of the 2010 Long-Term Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	2011 Management Incentive Plan

10.2	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Craig Rogerson and Chemtura Corporation

10.3	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Stephen Forsyth and Chemtura Corporation

10.4	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Billie Flaherty and Chemtura Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date: March 9, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	2011 Management Incentive Plan

10.2	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Craig Rogerson and Chemtura Corporation

10.3	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Stephen Forsyth and Chemtura Corporation

10.4	Amendment No. 1 to Employment Agreement, dated as of March 9, 2011, between Billie Flaherty and Chemtura Corporation